Exhibit 10.1

December [    ], 2002

To: Computer Associates International, Inc.
Address: One Computer Associates Plaza
Islandia, NY 11749
Telephone: 631-342-2860
Facsimile: 631-342-5117

From: [ ]

Re: Issuer Call Spread Transaction

Reference: [ ]

        The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between Party A ("Party A") and Computer Associates International, Inc. (either "Counterparty" or "Party B") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below. This letter agreement is being entered into in connection with the sale by Counterparty of its 1 5/8% Senior Convertible Notes due 2009 (the "Convertible Notes").

        The definitions and provisions contained in the 1996 ISDA Equity Derivatives Definitions (the "Equity Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. This Confirmation evidences a complete binding agreement between Counterparty and Party A as to the terms of the transaction to which this Confirmation relates. This Transaction shall be deemed to consist of Share Option Transactions, each within the meaning as set forth in the Equity Definitions and each referred to sequentially in Annex A.

        Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1.    If Counterparty and Party A have entered into an ISDA Master Agreement (the "Agreement"), then this Confirmation supplements, forms a part of, and is subject to, that Agreement, as amended and supplemented from time to time. All provisions contained in the Agreement govern this Confirmation except as expressly modified below. If Counterparty and Party A have not entered into an ISDA Master Agreement, then they agree to use all reasonable efforts to promptly negotiate, execute and deliver an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form"), with such modifications as Counterparty and Party A will in good faith agree. Upon the execution of such an agreement, this Confirmation will supplement, form a part of, and be subject to, that agreement. All provisions contained or incorporated by reference in that agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties execute and deliver that agreement, this Confirmation, together with all other documents relating to the ISDA Form (each a "Confirmation") confirming transactions (each a "Transaction") entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to an agreement in the form of the ISDA Form as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of the first such Transaction between us (such agreement, or the ISDA Form, hereinafter the "Agreement"). In the event of any inconsistency between the provisions of the agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction. For purposes of such ISDA Master Agreement and with respect of all Transactions thereunder in addition to such other modifications to the ISDA Form as shall be agreed by the parties from time to time and which may be set forth in any Confirmation, the parties agree to the following provisions with respect to the ISDA Master Agreement: Second Method and Loss shall apply.

It is the understanding of the Parties that this Confirmation shall supercede all agreements and understandings related to this Transaction, including the Transaction Acknowledgment entered into by the Parties in contemplation of this Transaction.

2.
The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms applicable to each Share Option Transaction ("SOT"):

Trade Date:	December 6, 2002
Option Style:	European
Option Type:	Call Spread
Buyer:	Counterparty
Seller:	Party A
Shares:	The common stock of Computer Associates International, Inc. (the "Issuer"), par value U.S. $0.10 per Share (Exchange symbol "CA")
Number of Options:	As specified on Annex A
Option Entitlement:	One Share per Option
Low Call Strike Price:	U.S. $20.04
High Call Strike Price:	U.S. $30.00
Premium:	$36,330,000
Premium Payment Date:	December 11, 2002
Exchange:	The New York Stock Exchange
Related Exchange(s):	The principal exchange(s) for options contracts or futures contracts, if any, with respect to the Shares
Dividend Adjustment:
Notwithstanding the provisions of Section 9.1(e) of the Equity Definitions, if the Shares shall have gone ex-dividend with respect to any ordinary cash dividends ("Ordinary Dividend") on any day from and excluding the Trade Date, to and including the Expiration Date and such Ordinary Dividend is less than U.S. $0.04 per Share (assuming a semi-annual dividend with appropriate adjustments to the terms of this Transaction in the event that the Issuer pays dividends other than on a semi-annual basis) (the "Contractual Dividend"), then the Low Call Strike Price and the High Call Strike Price shall each be increased by an amount as determined by the Calculation Agent in a commercially reasonable manner.
Procedure for Exercise applicable to each Share Option Transaction:

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Exercise Date:
The Expiration Date, if on such date a SOT is or is deemed to be exercised, unless there is a Market Disruption Event on that date. If there is a Market Disruption Event on that day, then the Exercise Date shall be the first succeeding Exchange Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the five Exchange Business Days immediately following the original date that, but for the Market Disruption Event, would have been the Exercise Date. In that case, (a) that fifth Exchange Business Day shall be deemed to be the Exercise Date, notwithstanding the Market Disruption Event, and (b) the Calculation Agent shall determine the Reference Price, or Settlement Price, as the case may be, on the basis of its good faith estimate of the trading value for the relevant Shares and each following Expiration Date for the remaining SOTs shall be postponed the minimum number of Exchange Business Days so that each Expiration Date for the remaining SOTs falls on a separate Exchange Business Day; provided however, that if an Expiration Date for any SOT shall occur on or after 01/30/10, an Additional Termination Event shall be deemed to have occurred, the Early Termination Date shall be 01/30/10, this Transaction shall be the sole Affected Transaction and Party A and Counterparty shall be the Affected Parties.
Expiration Time:	The Valuation Time
Expiration Date:	See Annex A
Automatic Exercise:
Applicable; provided that, notwithstanding the Equity Definitions, each Option will be deemed to be automatically exercised (i) where Cash Settlement or Net Share Settlement is applicable, at the Expiration Time on the Expiration Date, unless Counterparty notifies Party A (by phone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, and (ii) where Physical Settlement is applicable, at the Expiration Time on the Expiration Date if at such time the Option is In-the-Money. "In-the-Money" means that the Reference Price exceeds the Low Call Strike Price.
Valuation applicable to each Share Option Transaction:

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Valuation Time:	At the close of trading of the regular trading session on the Exchange
Valuation Date:	The Exercise Date
Settlement Terms applicable to each Share Option Transaction:
Physical Settlement:
Applicable, where each SOT shall be deemed "Physically Settled"; provided, however, that Counterparty may elect the method of settlement with respect to all or a portion of such SOT to be Net Share Settlement, subject to the Additional Terms set forth in Section 3 (a) herein, or Cash Settlement, subject to the Additional Terms set forth in Section 3(b) herein. For the avoidance of doubt, if Counterparty elects to settle all or a portion of any SOT pursuant to Net Share Settlement Terms or Cash Settlement Terms as set forth below, the provisions relating to Physical Settlement will apply with respect to the remaining Number of Options not subject to Net Share Settlement or Cash Settlement.

Notwithstanding any election by Counterparty to net share settle or cash settle all or a portion of any SOT in accordance with the terms hereof, Party A may impose additional requirements or modifications, including, without limitation, the registration of the Shares held by Party A as part of its hedge, the entering into of a registration rights agreement in a form acceptable to both parties, due diligence requirements of Party A, and effectiveness of a registration statement if in its good faith determination registration of additional shares held as its hedge is legally required for sale in the public Market.
Physical Settlement Terms:
Physical Settlement means that Party A shall deliver to Counterparty the Number of Shares to be Delivered (as defined below) through the Clearance System against payment of the Settlement Price by Counterparty to Party A.
Number of Shares to be Delivered:
(a) If the Reference Price is greater than the High Call Strike Price, the difference between (A) the Number of Options less (B) the product of (x) the Number of Options times (y) the quotient of (i) the Reference Price minus the High Call Strike Price, divided by (ii) the Reference Price.
(b) If the Reference Price is greater than or equal to the Low Call Strike Price and less than or equal to the High Call Strike Price, the Number of Options.

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(c) If the Reference Price is less than the Low Call Strike Price, zero.
Settlement Price:	(a) If the Reference Price is greater than or equal to the Low Call Strike Price, an amount equal to the product of the (x) the Low Call Strike Price times (y) the Number of Options;
(b) If the Reference Price is less than the Low Call Strike Price, zero.
Reference Price:	The closing price per Share on the Exchange at the Valuation Time on the Valuation Date.
Settlement Date:	For any SOT, the final Settlement Date (as defined in Section 6.2 of the Equity Definitions) for all SOTs.
Failure to Deliver:	Applicable
3. Additional Terms applicable to each Share Option Transaction:
(a) Option to Net Share Settle:
Counterparty shall have the right, but not the obligation to net share settle any SOT, in whole or in part. If Counterparty elects such right, Counterparty will execute and deliver written notice to Party A on any Currency Business Day but no later than 12:00 p.m. noon New York City time on the Currency Business Day prior to the Expiration Date for such SOT, specifying that Net Share Settlement applies to such SOT and specifying the Number of Options subject to Net Share Settlement. Once Net Share Settlement is elected with respect to such SOT, such election shall be irrevocable. Such notice shall be given by facsimile and telephone.
Net Share Settlement Terms:
Net Share Settlement:
Applicable, provided that Counterparty properly elects net share settlement in accordance with the "Option to Net Share Settle" provision above. Net Share Settlement shall mean Party A shall deliver to Counterparty the Share Delivery Quantity of Shares on the Settlement Date to the account specified hereto free of payment through the Clearance System. For the avoidance of doubt, the Number of Options subject to Net Share Settlement shall be the Number of Options so specified by Counterparty in the written notice delivered to Party A.
Share Delivery Quantity:	A number of Shares, as calculated by the Calculation Agent, equal to the Net Share Settlement Amount divided by the Settlement Price, plus cash in lieu of any fractional shares.

5

Net Share Settlement Amount:	The product of the Number of Options multiplied by the Option Entitlement, multiplied by the Strike Price Differential.
Strike Price Differential:
(a) If the Settlement Price is greater than or equal to the Low Call Strike Price and less than or equal to the High Call Strike Price, an amount equal to the excess of the Settlement Price over the Low Call Strike Price; or
(b) If the Settlement Price is greater than the High Call Strike Price, an amount equal to the excess of the High Call Strike Price over the Low Strike Price; or
(c) If the Settlement Price is less than the Low Call Strike Price, zero.
Settlement Price:	The closing price per Share on the Exchange at the Valuation Time on the Valuation Date.
Settlement Date:	For any SOT, the final Settlement Date (as defined in Section 6.2 of the Equity Definitions) for all SOTs.
Failure to Deliver:	Applicable
Other Applicable Provisions:
If any portion of any SOT is to be Net Share Settled, the provisions of Sections 6.6, 6.7, 6.8 and 6.10 of the Equity Definitions will be applicable, except that all references in such provisions to "Physically-Settled" shall be read as references to "Net Share Settled". "Net Share Settled" in relation to any SOT means, that Net Share Settlement is applicable to that SOT.
(b) Option to Cash Settle:
Counterparty shall have the right, but not the obligation, to cash settle any SOT, in whole or in part. If Counterparty elects such right, it will execute and deliver written notice to Party A on any Currency Business Day but no later than 12:00 p.m. noon New York City time on the third Currency Business Day prior to the Expiration Date for such SOT, specifying that Cash Settlement applies to such SOT and specifying the Number of Options subject to Cash Settlement. Once Cash Settlement is elected with respect to such SOT, such election shall be irrevocable. Such notice shall be given by facsimile and telephone.
Cash Settlement Terms:

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Cash Settlement:
Applicable, provided that Counterparty properly elects cash settlement in accordance with the "Option to Cash Settle" provision above. Party A shall pay to Counterparty the Cash Settlement Amount, if any, on the Cash Settlement Payment Date for all Options exercised or deemed exercised. For the avoidance of doubt, the Number of Options subject to Cash Settlement shall be the Number of Options so specified by Counterparty in the written notice delivered to Party A.
Cash Settlement Amount:	An amount, as calculated by the Calculation Agent, equal to the Number of Options exercised on the Exercise Date multiplied by the Option Entitlement multiplied by the Strike Price Differential.
Strike Price Differential:
(a) If the Settlement Price is greater than or equal to the Low Call Strike Price and less than or equal to the High Call Strike Price, an amount equal to the excess of the Settlement Price over the Low Call Strike Price; or
(b) If the Settlement Price is greater than the High Call Strike Price, an amount equal to the excess of the High Call Strike Price over the Low Strike Price; or
(c) If the Settlement Price is less than the Low Call Strike Price, zero.
Cash Settlement Payment Date:	Three (3) Currency Business Days following the Exercise Date for a SOT.
Settlement Price:	The closing price per Share on the Exchange at the Valuation Time on the Valuation Date.
Settlement Currency:	USD
Adjustments applicable to each Share Option Transaction:
Method of Adjustment:	Calculation Agent Adjustment (including with respect to the terms of Annex A hereto)
Extraordinary Events applicable to each Share Option Transaction:
Consequence of Merger Events
(a) Share-for-Share:	Cancellation and Payment
(b) Share-for-Other:	Cancellation and Payment
(c) Share-for-Combined:	Cancellation and Payment
Nationalization, Insolvency or De-Listing Event:	Cancellation and Payment

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"De-Listing Event" means that the Shares cease to be listed on, or quoted by, any of the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (or their respective successors) for any reason (other than a Merger Event, Nationalization or Insolvency). Upon the occurrence of a De-Listing Event, the provisions of Section 9.7 of the Equity Definitions will apply, with the Announcement Date deemed to be the date that the De-Listing Event first occurs (as determined by the Calculation Agent).
4. Calculation Agent:
Party A, whose calculations and determinations shall be made in good faith and in a commercially reasonable manner, including with respect to calculations and determinations that are made in its sole discretion. In making determinations hereunder, the Calculation Agent agrees to consult with the calculation agent (the "Other Agent") under the Issuer call spread transaction dated as of the date hereof between Counterparty and Party C (the "Other Transaction") so long as Party C or an affiliate thereof is the Other Agent and a similar provision is in the Other Transaction.
5. Cap on Net Value:
Notwithstanding anything to the contrary contained herein, the Net Value in cash and/or shares deliverable to Counterparty with respect to all SOTs shall not exceed an amount equal to [one half of] the excess, if any, of (i) the aggregate value (excluding interest) in cash and/or shares payable by Counterparty under the Convertible Notes at their maturity, assuming conversion, over (ii) the aggregate amount of cash (excluding interest) payable by Counterparty under the Convertible Notes in the absence of conversion.

"Net Value" means an amount equal to the excess, if any, of (i) the aggregate value of any cash or shares deliverable to Counterparty by Party A under this Transaction over (ii) the aggregate amount of cash, if any, deliverable to Party A by Counterparty on the Settlement Date under this Transaction.

For the purpose of determining the value of shares under this provision (either deliverable under the Convertible Notes, or deliverable under this Confirmation), the value of such shares shall be their closing prices on the final Expiration Date of all SOTs hereunder.

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6. Account Details:
(a) Account for payments to Counterparty:

Mellon Bank N.A., Pittsburgh
ABA # 043000261
Acct: Computer Associates International, Inc.
Acct No.: 178-1540

Account for delivery of Shares to Counterparty: .

Mellon Investor Services LLP, Overpeck House
85 Challenger Road
Ridgefield Park, NJ 07660
Contact: Regina Brown
Telephone (917) 320-6238

(b) Account for payments to Party A: [ ]
7.
Offices:

The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.

The Office of Party A for the Transaction is: [            ]

8.
Notices: For purposes of this Confirmation:

(a)
Address for notices or communications to Counterparty:

Computer Associates International, Inc.
One Computer Associates Plaza
Islandia, NY 11749
Telephone: 631-342-2860
Facsimile: 631-342-5117

Attn: Treasurer

  (b)
  Address for notices or communications to Party A:
  [                    ]

9.
Other Provisions

(a)
Each party represents that:

(i)
Non-Reliance. It is acting for its own account, and it has made its own independent decision to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

  (ii)
  Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of this Transaction. It has adequate expertise in financial matters to evaluate those terms and risks and is also capable of assuming (financially and otherwise), and assumes, the financial and other risks of this Transaction.

  (iii)
  Status of Parties. The other party or any affiliate of such party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

  (iv)
  Counterparty is an "eligible contract participant" (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended (the "CEA")) because one or more of the following is true:

  (i)
  Counterparty is an individual who:

  (A)
  has total assets in excess of U.S. $10,000,000; or

  (B)
  has total assets in excess of U.S. $5,000,000 and has entered into this Agreement in order to manage the risk associated with an asset owned or liability incurred, or reasonably likely to be owned or incurred, by Counterparty;

    or,

  (ii)
  Counterparty is a corporation, partnership, proprietorship, organization, trust or other entity and:

(A)
Counterparty has total assets in excess of U.S. $10,000,000;

(B)
the obligations of Counterparty hereunder are guaranteed, or otherwise supported by a letter of credit or keepwell, support or other agreement, by an entity of the type described in Section 1a(12)(A)(i) through (iv), 1a(12)(A)(v)(I), 1a(12)(A)(vii) or 1a(12)(C) of the CEA; or

(C)
Counterparty has a net worth in excess of U.S. $1,000,000 and has entered into this Agreement in connection with the conduct of Counterparty's business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by Counterparty in the conduct of Counterparty's business.

(b)
No Information. Counterparty represents and warrants that it and its affiliates are not entering into the Transaction on the basis of any material non-public information with respect to the Shares.

(c)
Private Placement. Counterparty represents and warrants to Party A that it (A) is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, (B) is acquiring the instruments described in the Transaction for its own account, and not with a view to distribution and (C) understands and acknowledges that the Transaction has not and will not be registered under the Securities Act.

(d)
Consistent with Public Disclosures. Counterparty represents and agrees that the Transaction and any repurchase of the Shares by Counterparty in connection with the Transaction has been approved by its board of directors and that any such repurchase has been or will be publicly disclosed.

(e)
Governing Law/Jurisdiction. This Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.

(f)
Designation by Party A. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any shares or other securities to or from Counterparty, Party A may designate any of its US affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Party A's obligations in respect of this Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Counterparty to the extent of any such performance.

(g)
Disclosure. Counterparty and Party A hereby acknowledge and agree that Party A has authorized Counterparty to disclose this Transaction to any and all persons, and there are no express or implied agreements, arrangements or understandings to the contrary, and Party A hereby waives any and all claims to any proprietary rights with respect to this Transaction, and authorizes Counterparty to use any information which Counterparty receives or has received with respect to this Transaction in any manner.

(h)
Understanding. Counterparty acknowledges and agrees that it is not relying, and has not relied, upon Party A or any affiliate of Party A, with respect to the legal, accounting, tax or other implications of this Transaction and that it has conducted its own analyses of the legal, accounting, tax and other implications hereof.

(i)
Certain Authorized Transfers. If Party A, in its reasonable judgment based on advice of counsel, determines that it is necessary to do so, then, upon the consent of Counterparty, which consent shall not be unreasonably withheld, Party A may transfer or assign its rights and obligations in whole or in part to (i) any of its affiliates or (ii) any entities sponsored or organized by, or on behalf of or for the benefit of, Party A.

(j)
Market Disruption Event. (i) The first two lines of Section 4.3(a) of the Equity Definitions are amended to read: "Section 4.3 Market Disruption Event. (a) "Market Disruption Event" in relation to a Cash-Settled Option Transaction, Physically-Settled Option Transaction or Net Share Settled Transaction means:', (ii) the second and third line of Section 4.3(a)(ii) are hereby amended by deleting the words "during the one-half hour period that ends at the relevant Valuation Time" and replacing them with "at any time prior to the relevant Valuation Time" and (iii) the period at the end of Section 4.3(b) of the Equity Definitions shall be deleted and replaced with "or, for the purposes of Physical Settlement, an Expiration Date".

(k)
Waiver of Trial by Jury. EACH OF COUNTERPARTY AND PARTY A HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS TRANSACTION OR THE ACTIONS OF PARTY A OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(l)
Additional Provisions.
(i)
The first paragraph of Section 9.1(c) of the Equity Definitions is hereby amended to read as follows: (c) 'If "Calculation Agent Adjustment" is specified as the method of adjustment in the Confirmation of a Share Option Transaction, then following the declaration by the Issuer of the terms of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a material effect on the theoretical value of the relevant Shares or Options and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:' and, the sentence immediately preceding Section 9.1(c)(ii) is hereby amended by deleting the words "diluting or concentrative".

  (ii)
  Section 9.1(e)(vi) of the Equity Definitions is hereby amended by deleting the words "other similar" between "any" and "event"; deleting the words "diluting or concentrative" and replacing them with "material"; and adding the following words at the end of the sentence "or Options".

  (iii)
  Section 9.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the third line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the period at the end of subsection (ii) thereof and inserting the following words therefor "or (C) at Party A's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

  (iv)
  Notwithstanding Section 9.7 of the Equity Definitions, everything in the first paragraph of Section 9.7(b) of the Equity Definitions after the words "Calculation Agent" in the third line through the remainder of such Section 9.7 shall be deleted and replaced with the following:

  "based on an amount representing the Calculation Agent's determination of the fair value to Buyer of an option with terms that would preserve for Buyer the economic equivalent of any payment or delivery (assuming satisfaction of each applicable condition precedent) by the parties in respect of the relevant Transaction that would have been required after that date but for the occurrence of the Merger Event, Nationalization, Insolvency or De-Listing Event, as the case may be."

  (v)
  Solely for purposes of applying the Equity Definitions and for purposes of this Confirmation, any reference to a Strike Price shall be deemed to be a reference to any of the Low Call Strike Price or the High Call Strike Price, or both, as appropriate.

(m)
Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Party A shall owe Counterparty any amount pursuant to Sections 9.3, 9.6 or 9.7 of the Equity Definitions (except in the event of a Nationalization or a Merger Event in which the merger consideration to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party, other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi) or (vii) of the Agreement or a Termination Event of the type described in Section 5(b)(i), (ii), (iii), (iv), or (v) of the Agreement that resulted from an event or events outside Counterparty's control) (a "Payment Obligation"), Counterparty shall have the right, in its sole discretion, to require Party A to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Party A, confirmed in writing within one Currency Business Day, between the hours of 9:00 a.m. and 4:00 p.m. New York local time on the Merger Date, Announcement Date or Early Termination Date, as applicable ("Notice of Share Termination"). Upon Notice of Share Termination no later than 8:00 a.m. on the Exchange Business Day immediately following the Merger Date, Announcement Date or Early Termination Date, as applicable, the following provisions shall apply:

Share Termination Alternative:
Applicable and means that Party A shall deliver to Counterparty the Share Termination Delivery Property on the date when the Payment Obligation would otherwise be due pursuant to Section 9.7 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the "Share Termination Payment Date"), in satisfaction of the Payment Obligation in the manner reasonably requested by Counterparty free of payment.
Share Termination Delivery Property:
A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.
Share Termination Unit Price:
The value to Party A of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Party A at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:
In the case of a Termination Event or Event of Default, one Share or, in the case of a Merger Event, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Merger Event. If a Share Termination Delivery Unit consists of property other than cash or New Shares and if Counterparty provides irrevocable written notice to the Calculation Agent on or prior to the Merger Date that it elects to have Party A deliver cash, New Shares or a combination thereof (in such proportion as Counterparty designates) in lieu of such other property, the Calculation Agent will replace such property with cash, New Shares or a combination thereof as components of a Share Termination Delivery Unit in such amounts, as determined by the Calculation Agent in its discretion by commercially reasonable means, as shall have a value equal to the value of the property so replaced. If such Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.
Failure to Deliver:	Applicable
Other applicable provisions:
If this Transaction is to be Share Termination Settled, the provisions of Sections 6.6, 6.7, 6.8 and 6.10 of the Equity Definitions will be applicable, except that all references in such provisions to "Physically-Settled" shall be read as references to "Share Termination Settled" and all references to "Shares" shall be read as references to "Share Termination Delivery Units". "Share Termination Settled" in relation to this Transaction means that Share Termination Settlement is applicable to this Transaction.

Please confirm your acceptance and agreement with the foregoing by immediately executing the copy of this Confirmation enclosed for that purpose and returning it to [ ] by facsimile at 212-230-8610.

                      Very truly yours,

                       [                        ]

                      By:
                      Authorized Signatory
                      Name:

Accepted and confirmed
as of the Trade Date:
 Computer Associates International, Inc.
By:
Authorized Signatory
Name: